REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees

The Azzad Funds

We have audited the accompanying statement of assets and liabilities of the Azzad Income Fund and the Azzad Ethical Mid Cap Fund (each a series of The Azzad Funds), including the schedules of investments, as of June 30, 2004, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years then ended and the financial highlights for each of the two years then ended and for the year or period ended June 30, 2002.   These financial statements and financial highlights are the responsibility of the Funds’ management.   Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.   The financial highlights for each Fund’s initial period of operations have been audited by other auditors, whose reports dated July 30, 2001 and September 18, 2001 on the Azzad Income Fund (formerly, Islamia Income Fund) and Azzad/Dow Jones Ethical Market Fund, respectively expressed an unqualified opinion on such financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.   Our procedures included confirmation of securities owned as of June 30, 2004 by correspondence with the custodian and brokers.   An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Azzad Income Fund and Azzad Ethical Mid Cap Fund as of June 30, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years then ended and the financial highlights for each of the two years then ended and the year or period ended June 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

August 20, 2004